Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7100
Fax: 617-425-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX RECEIVES INFECTIOUS DISEASE RESEARCH GRANT APPROVAL FROM SINGAPORE’S ECONOMIC DEVELOPMENT BOARD

CAMBRIDGE, MA and SINGAPORE—April 21, 2006 - CombinatoRx (Singapore) Pte. Ltd., a subsidiary of CombinatoRx, Incorporated (NASDAQ: CRXX), has received approval for a grant from the Economic Development Board of Singapore (EDB) Biomedical Sciences Group to support infectious disease drug research and development. The Research Incentive Scheme for Companies (RISC) grant is intended to encourage the development of strategic technologies and capabilities in Singapore. CombinatoRx Singapore plans to use this grant to discover and potentially develop novel product candidates to treat infectious diseases.

“We are very pleased to be selected for this grant,” commented Alexis Borisy, President and CEO of CombinatoRx.  “Singapore’s EDB Biomedical Sciences Group has gone to great lengths to support scientific innovation. This grant will help accelerate the development of novel therapeutics using our combination high throughput screening discovery technology for infectious diseases.”

The RISC grant covers a percentage of qualifying costs of the research and development project on a reimbursement basis. Qualifying costs include salaries, equipment, scientific consumables and intellectual property costs.  Reimbursement for these costs under the grant is subject to the satisfaction of certain conditions by CombinatoRx Singapore, including completion of the development project for infectious disease within a specified timeline, spending specified amounts on the project, the completion of other development milestones and the maintenance of specified levels of employment in Singapore.

About the Singapore Economic Development Board

The Singapore Economic Development Board (EDB) is the lead agency that plans and executes strategies to develop Singapore as a compelling global hub for business and investment. It enables multinational and Singapore-based companies to establish value-creating operations in both the manufacturing and internationally tradeable services sectors. The EDB Biomedical Sciences Group (EDB BMSG) is responsible for the development of the Biomedical Sciences industry. The BMS Group works closely with the Agency for Science, Technology & Research (A*STAR)’s Biomedical Research Council (BMRC), Bio*One Capital and other agencies to develop human, intellectual, and industrial capital in Singapore, in support of the Biomedical Sciences industry. For more information, please visit http://www.biomed-singapore.com.

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245 First Street, Cambridge MA 02142

Ph: 617 301 7000      Fax: 617 301 7010    www.combinatorx.com

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. We are currently developing a portfolio of six product candidates targeting multiple diseases which were discovered by applying our proprietary screening technology. For further information, please visit the CombinatoRx website at www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its plans regarding CombinatoRx Singapore and the development of product candidates for infectious disease, the potential amount and intended uses of the grant from the Singapore EDB, and the Company’s plans for its product candidates and its drug discovery technology. These forward-looking statements about the grant and the future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the ability of CombinatoRx or CombinatoRx Singapore to satisfy the conditions of the grant and to discover and develop product candidates for infectious disease, the early stage of development of CombinatoRx Singapore and its financial and human resources needs, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward looking statements. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date of this release. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2006 CombinatoRx, Incorporated. All rights reserved.

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245 First Street, Cambridge MA 02142

Ph: 617 301 7000    Fax: 617 301 7010     www.combinatorx.com